POWER OF ATTORNEY

The undersigned hereby constitutes and appoints William J. Ryan, Peter J. Verrill, Carol L. Mitchell, and Geoffrey W. Ryan, each with the full power to appoint a substitute and to act without the other, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of TD Banknorth Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and to certify for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Insider Trading Reports filed on the Canadian System for Electronic Disclosure by Insiders ("SEDI");

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute or certify any such Form 3, 4 or 5 or SEDI Insider Trading Report, complete and execute any amendment or amendments thereto and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange, the NYSE or similar authority, or SEDI; and

(3) take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or with the insider reporting requirements under Canadian law.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company and is no longer considered an "Insider" of the Toronto-Dominion Bank for the purposes of Canadian law, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of May, 2005.

/s/  Colleen A. Khoury
Print Name:  Colleen A. Khoury